                             UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, DC 20549

Amendment 5 to

FORM S-1

        Registration Statement Under the Securities Act of 1933

                        PRIMCO MANAGEMENT INC.

        (Exact Name of Registrant As Specified In Its Charter)

Delaware		Applied For
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

                                               Neal Friedman

   700 Rockaway Turnpike                   700 Rockaway Turnpike

       Suite #400                               Suite #400

   Lawrence, NY 11559                       Lawrence, NY 11559

  Telephone (855) 774-6261               Telephone (855) 774-6261

 (Address, and telephone number     (Name, address and telephone number

 of principal executive offices)           of agent for service)

                           Copies to:

                       Ms. Jody Walker ESQ.

                      7841 South Garfield Way

                       Centennial, CO 80122

                Phone 303-850-7637 Fax 303-482-2731

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  [x]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerate filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]             Accelerated filer         [ ]

Non-accelerated filer   [ ]             Smaller reporting company [x]

                     CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFER PRICE	AMOUNT OF REGISTRATION FEE
Common Stock	4,000,000	$0.25	$1,000,000	$116.10
	4,000,000		$1,000,000	$116.10

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Explanatory Note

This amendment is being filed solely to provide a newly dated auditor’s consent.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lawrence, State of New York, on November 10, 2011.

Primco Management, Inc.

By: /s/Neal Friedman

    -----------------------

    Neal Friedman, CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:   /s/Neal Friedman

      -------------------

      Neal Friedman

      CEO, Principal Financial Officer,

      Controller and Director           Dated:    November 10, 2011

INDEX TO EXHIBITS

Exhibit Number and Identification of Exhibit

3-1     Articles of Incorporation incorporated by reference to Form S-1 filed March 28, 2011

3-2     By-Laws incorporated by reference to Form S-1 filed March 28,

         2011

3-3     Common Stock Certificate incorporated by reference to Form S-1 filed March 28, 2011

5       Consent and opinion of Jody M. Walker, Attorney At Law

         incorporated by reference to Form S-1 filed March 28, 2011

10      New Vision Group Management Agreement dated May 1, 2011

         incorporated by reference to Amendment 2 to Form S-1 filed

         August 1, 2011

11      Statement of Computation of Per Share Earnings

           This Computation appears in the Financial Statements.

23      Consent of Independent Registered Public Accounting Firm